SHARE EXCHANGE AGREEMENT


              THIS AGREEMENT made the 18th day of May, 1999


AMONG:
                    CENTRAXX CORP. a corporation
                    duly formed under the laws of
                    the Province of Ontario.
                    ("Canada")

                              -and-

                    COMPOSITE DESIGN, INC. a
                    corporation duly formed under
                    the laws of the State of
                    Nevada. ("Nevada")

                              and

                    Heartland Trust, Champion
                    Business Services Inc.,
                    Worldwide Consulting Services
                    Inc., Paltrac International
                    Corporation and  Frankopan &
                    Co. Inc., the record owners of
                    certain shares of capital stock
                    of Canada being hereinafter
                    referred to as the (Major
                    Shareholders) (the Major
                    Shareholders are hereinafter
                    sometimes collectively referred
                    to as the "Canada
                    Shareholders")


BACKGROUND

(1) Nevada desires to purchase from the Canada Shareholders and the Canada Shareholders desire to sell to Nevada all their shares in the capital of Canada ("the Canada Shares").

(2) Nevada and the Canada Shareholders desire to effect the purchase and sale of the Canada Shares pursuant to a share exchange in accordance with the terms and conditions of this Agreement.

FOR GOOD AND VALUABLE CONSIDERATION (the receipt and sufficiency of which is hereby acknowledged by the Parties), the Parties agree as follows:

                            ARTICLE I
                          INTERPRETATION

1.1 Definitions. In this Agreement, unless the context otherwise requires, the terms set forth in Schedule 1.1 shall have the meanings set forth therein.

1.2 Entire Agreement. This Agreement, together with the agreements and other documents to be delivered pursuant to this Agreement, constitute the entire agreement between the Parties pertaining to the Share Exchange and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written and there are no warranties, representations and other agreements between the Parties in connection with the subject matter hereof except as specifically set forth in this Agreement or any other agreement or document to be delivered pursuant to this Agreement.

1.3 Extended Meanings. In this Agreement, words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders.

1.4 Headings. The division of this Agreement into articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.5 References. References to an article, section, subsection, paragraph, schedule or exhibit shall be construed as references to an article, section, subsection, paragraph of or schedule or exhibit to this Agreement, unless the context otherwise requires.

1.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Nevada and the laws of United States of America applicable therein, save and except for the conflict of laws rules which might refer the matters to the laws of a different jurisdiction.

1.7 Currency. Unless otherwise specified, the word "dollar" and "$" sign refer to Canadian currency.

1.8 Schedules. The following is a list of schedules attached to and incorporated into this Agreement by reference and deemed to be a part of this
Agreement: "A" , "B" and "C"

                            ARTICLE II
                          SHARE EXCHANGE

2.1 Agreement to Purchase. Upon the terms and subject to the conditions contained in this Agreement, the Canada Shareholders shall sell and Nevada shall purchase, as of and with effect from the opening of business on the Closing Date, the Canada Shares.

2.2 Share Exchange. The purchase and sale of the Canada Shares shall be effected by the issue of up to 15,234,415 common shares, which are restricted securities, of Nevada to the Canada Shareholders, on a share-for-share basis (if all such Canada Shares are tendered), pursuant to the exemption from registration and prospectus delivery requirements, as contained in Sections 3b and 4(2) of the US Securities Act of 1933 as amended, including the rules and regulations promulgated thereunder.

  Name of Canada Shareholder    Canada Shares held   Shares of Nevada to be
                                                     issued on Share Exchange
Heartland Trust                     3,000,000               3,000,000
Frankopan & Co. in trust            1,613,800               1,613,800
Frankopan & Co. Inc. in trust       4,220,615               4,220,615
Paltrac International
Corporation in trust                2,000,000               2,000,000
Champion Business Services Inc.     2,200,000               2,200,000
Worldwide Consulting Services Inc.  2,200,000               2,200,000


                           ARTICLE III
       REPRESENTATIONS AND WARRANTIES OF MAJOR SHAREHOLDERS

3.1  Representations and Warranties of the Major Shareholders.
Each of the Major Shareholders jointly and severally (except as the context otherwise requires) represents and warrants to Nevada as follows and acknowledges that Nevada is relying on these representations and warranties in connection with the completion of the Share Exchange and the transactions contemplated herein:

 (i) No S-8 Registration Statement. Without prior consent of the current members of the Board of Directors of Nevada, no registration statements on Form S-8 of the Securities and Exchange
     Commission will be filed on Nevada's behalf, following the Closing, for a period of 12 months, other than Employee Stock Option Plan (ESOP) as per schedule "A", attached.


 (ii)Limitation on Reverse Splits. Without the prior written consent of the current members of the Board of Directors of Nevada, no reverse split of the outstanding voting securities of Nevada shall be effected following the Closing for a period of 12 months.

     (a) Capacity to Enter Agreement. Each of the Major Shareholders, represents and warrants that it has have full power, right and authority to enter into this Agreement and to perform its obligations under it. Canada has full corporate power and authority to enter into this Agreement and to perform its obligations under it.

     (b) Binding Obligation. Each of the Major Shareholders represents and warrants that it has duly executed and delivered this Agreement, and that Canada has duly executed and delivered this Agreement and that it constitutes a legal, valid and binding obligation of each of them, except that:

          (i) enforceability may be limited by bankruptcy, insolvency and other laws affecting the enforcement of creditors' rights generally; and

          (ii) equitable remedies, including the remedies of specific performance and injunctive relief, are available only in the discretion of a court of competent jurisdiction.

     (c) Absence of Conflict. None of the Major Shareholders, nor Canada is a party to, bound or affected by any agreement which would be violated, breached or terminated by, or which would result in the creation or imposition of any Encumbrance upon any of the Canada Shares to be sold by any of them as a consequence of the execution and delivery of this Agreement or the consummation of the transactions contemplated in this Agreement save and except for the Shareholders Agreement.

     (d) Title to Canada Shares. Each of the Major Shareholders represents and warrants that it is the legal and (other than Frankopan & Co. Inc. and Paltrac International Inc. which holds as trustee) beneficial owners of those Canada Shares registered in their name, with good and marketable title, free and clear of any Encumbrances.

     (e) No Bankruptcy. No proceedings have been taken or authorised by any Major Shareholder, Canada or by any other person in respect of the bankruptcy, insolvency, liquidation, dissolution or winding up, as applicable, of any Major Shareholder or Canada.

     (f) No Option. No Person, other than Nevada under this Agreement, has any agreement, option, understanding or commitment or any right or privilege capable of becoming an agreement for the purchase of any of the Canada Shares owned by the Major Shareholders.

     (g) Due Incorporation. Canada is a corporation duly incorporated and validly existing under the laws of Ontario.

     (h) Private Company. Canada is a "private company" within the meaning of the Securities Act (Ontario).

     (i) Non-Violation. The entering into of this Agreement and the consummation of transactions contemplated herein do not and will not conflict with, or result in a breach of, or constitute a default under the terms or conditions of any constating document of Canada, any by-laws, any court or administrative order or process, any agreement or instrument to which Canada or any of the Major Shareholders is a party or by which any of them are bound, other than the Shareholders Agreement.

     (j) Due Authorization. The execution and delivery of this Agreement and the consummation of the transactions contemplated under it have been duly authorised by all necessary corporate action on the part of Canada and Major Shareholders..

     (k) Approvals. Except for the approval of the parties hereto for the transactions contemplated herein, no governmental or regulatory authorization, approval, order, consent or filing is required on the part of Canada or any of the Major Shareholders, in connection with the execution, delivery and performance of this Agreement and the performance of their respective obligations under this Agreement.

     (l) Authorized and Issued Capital. The authorized capital of Canada consists of an unlimited number of common shares, of which 15,234,415 common shares are currently issued and outstanding. Such common shares are duly and validly issued and outstanding as fully paid and non-assessable shares of Canada. There is no option or other right of any kind in existence, authorized or agreed to which could result in any further shares or other securities of Canada being allotted or issued or becoming outstanding, other than the employee options which are outlined in Schedule "A"

     (m) Canada's Capacity and Power. Canada has full corporate right, power and authority to own or lease its assets as now owned or leased and to carry on the Canada Business.

     (n) Business. The only business carried on by Canada is the Canada Business.

     (o) No Guarantees etc. Canada is not a party to or bound by any agreement of guarantee, indemnification, assumption or endorsement or any like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any Person.

     (p) Tax Matters Regarding Canada. There are no agreements, waivers or other arrangements with any tax authority providing for an extension of time with respect to the filing of any return, election or designation against Canada other than the ones disclosed in the financial statements

     (q) Shareholders' Agreements etc. There are no shareholders' agreements, voting trusts or other similar agreements with respect to the ownership or voting of any of the Canada Shares other than the Shareholders Agreement.

     (r) Litigation. There are no judgements, decrees, injunctions, rulings or orders of any court. Governmental Authority or arbitration, tribunal or any actions, suits, grievances or proceedings (whether or not on behalf of Canada) and, after investigation and to the best of knowledge of the Major Shareholders and Canada, pending or threatened or involving Canada, or the Canada Business which may materially adversely affect the Canada Business or Canada's assets.

     (s) Ownership of Assets. Canada is the owner with a good and marketable title, free and clear of all liens, charges, encumbrances and any other rights of others, of all assets used in the conduct of the Canada Business, other than operating leases of certain fixed assets.

     (t) Absence of Options etc. There is no agreement, option, understanding or commitment, or any right or privilege capable of becoming an agreement, for the purchase from Canada of its business or any of its assets other than in the usual and ordinary course of business.

     (u) Employee Claims. Except as accrued in the Canada financial statements, no employee, consultant or agent has made or after investigation and to the best of the knowledge of the Major Shareholders and Canada, has any basis for making any claim (whether under law, any employment or consulting agreement, or otherwise) on account of or for (1) overtime pay, other than overtime for the current payroll period, (2) wages or salary for any period other than the current payroll period, (3) vacation, time off, sick time or pay in lieu of any of the foregoing, other than that earned in respect of the current fiscal period, or (4) any violation of any statute, ordinance or regulation relating to minimum wages or the maximum hours of work.

     (v) Compliance with Laws. To the best of the knowledge of the Major Shareholders Canada is conducting its business in material compliance with all applicable rules and regulations of Canada and of the Province of Ontario and all municipalities thereof in which its business is carried on and is duly licensed, registered or qualified in the Province of Ontario and all municipalities thereof in which Canada carries on its business to enable its business to be carried on as now conducted and its assets to be owned, leased and operated, and all such licenses, registrations and qualifications are valid and subsisting and in good standing and none of the same contains any term, provision, condition or limitation which has or may have a material adverse effect on the operation of its business or which may be affected by the completion of the transactions contemplated hereby.

     (w) Canada Financial Statements. Canada Financial Statements consisting of: (1) the Balance Sheet as at March 31,1999, (unaudited) and; (2) the Statement of Changes in Financial position for the three month ending March 31, 1999, (unaudited) attached hereto as Schedule "C"

          (A) have been prepared in accordance with generally accepted auditing standards applied on a basis consistent with those of preceding fiscal periods;
               and

          (B) present fully, fairly and correctly: (i) with respect to the Canada Financial Statements referred to in
               (1)and (2) above, the assets, liabilities (whether accrued, absolute contingent or otherwise) and financial condition of Canada as at the date thereof; and (ii) with respect to all of the Canada Financial Statements, the results of its operations and the changes in its financial position for the periods then ended.

                 ARTICLE IV DELETED INTENTIONALLY

                           ARTICLE V
                 REPRESENTATIONS AND WARRANTIES
                            OF NEVADA

5.1 Representations and Warranties of Nevada. Nevada hereby represents and warrants to the Canada Shareholders as follows and acknowledges that the Canada Shareholders are relying on these representations and warranties in connection with the Share Exchange and the transactions contemplated herein:

     (a) Due Incorporation. Nevada is a corporation duly incorporated and validly existing under the laws of the State of Nevada.

     (b) Capacity to Enter Agreement. Nevada has full power, right and authority to enter into this Agreement and to perform the obligations under it.

     (c) Due Corporate Authorization. The execution and delivery of this Agreement and the consummation of the transactions contemplated under it have been duly authorized by all necessary corporate action on the part of Nevada.

     (d) Binding Obligation. This Agreement has been duly executed and delivered by Nevada and constitutes a legal, valid and binding obligation of Nevada, except that:

          (i) enforceability may be limited by bankruptcy, insolvency and other laws affecting the enforcement of creditors' rights generally; and

          (ii) equitable remedies, including the remedies of specific performance and injunctive relief, are available only in the discretion of a court of competent jurisdiction.

     (e) Absence of Conflict. Nevada is not a party to, bound or affected by or subject to any agreement which would be violated, breached or terminated by, or which would result in the creation or imposition of any Encumbrance upon any of the Nevada Shares as a consequence of the execution and delivery of this Agreement or the consummation of the transactions contemplated in this Agreement.

      (f) Approvals. Except for the approval of the parties hereto for the transactions contemplated herein, no governmental or regulatory authorization, approval, order, consent or filing is required on the part of Nevada, in connection with the execution, delivery and performance of this Agreement and the performance of Nevada's obligations under this Agreement.

     (g) No Bankruptcy. No proceedings have been taken, are pending or authorized by Nevada or by any other person in respect of the bankruptcy, insolvency, liquidation, dissolution or winding up of Nevada.

     (h) Authorized and Issued Capital. On the date of this Agreement, the authorized capital of Nevada consists of a 200,000,000 common shares, of which 2,672,550 are validly issued and outstanding as fully paid and non-assessable. Other than this Agreement, there is no option or other right of any kind in existence, authorised or agreed to which could result in any further shares or other securities of Nevada being allotted or issued or becoming outstanding.

     (i) No Subsidiaries. Nevada does not own any shares in or securities of any corporate body and is not a partner of any partnerships or a member of any joint ventures.

     (j) Public Company Status. None of the securities (whether debt or equity) of Nevada is subject to any reporting obligations pursuant to the Securities and Exchange Act of 1934, as amended.

     (k) Nevada Financial Statements. Nevada Financial Statements consisting of: (1) the Balance Sheets as at December
          31,1998, (audited) and; (2) the Statements of Operations and Deficit for period ending December 31, 1998, (audited) and

     (l) (3) the Statements of Changes in the Financial Position for the period ending December 31, 1998 (audited), attached hereto as Schedule "B"

          (A) have been prepared in accordance with generally accepted auditing standards applied on a basis consistent with those of preceding fiscal periods;
               and

          (B) present fully, fairly and correctly: (i) with respect to the Nevada Financial Statements referred to in (1),
               (2) and (3) above, the assets, liabilities (whether accrued, absolute contingent or otherwise) and financial condition of Nevada as at the date thereof; and (ii) with respect to all of the Nevada Financial Statements, the results of its operations and the changes in its financial position for the periods then ended.

     (m) Employees. No employee has made any claim or has any basis for any action or proceeding against Nevada arising out of any statute, ordinance or regulation relating to discrimination in employment or employment practices, harassment, occupational health and safety standards or worker's compensation. No employee, consultant or agent has made or has any basis for making any claim (whether under law, any employment or consulting agreement, or otherwise) on account of or for (1) overtime pay, other than overtime for the current payroll period, (2) wages or salary for any period other than the current payroll period, (3) vacation, time off, sick time or pay in lieu of any of the foregoing, other than that earned in respect of the current fiscal period, or (4) any violation of any statute, ordinance or regulation relating to minimum wages or the maximum hours of work.

      (o) Litigation. There are no judgements, decrees, injunctions, rulings or orders of any court, Governmental Authority or arbitration, or any actions, suits, grievances or proceedings (whether or not on behalf of Nevada) involving Nevada its directors or to the knowledge of Nevada or its directors pending or threatened which may materially adversely affect Nevada's assets.

     (p)  Absence of Material Changes.

          (i) no changes have been made in the accounting methods, practices, or policies followed by Nevada;

          (ii) Nevada has not made or authorised any Capital
               Expenditures;

          (iii)Nevada has not increased, incurred or guaranteed any material debt, obligation, or liability (whether absolute or contingent and whether or not currently due and payable) other than current liabilities for trade or business obligations incurred in the ordinary course of business;

          (iv) there has been no damage, destruction or loss, or other event, development or condition of any character (whether or not covered by insurance) which adversely affects, or, may adversely affect, the assets or prospects of Nevada;

          (v) Nevada has not paid any amount or dividend, declared any dividend or otherwise made any distribution or other payment of any kind or nature whatsoever to any Person; and

          (vi) Nevada's business has been carried on in the ordinary and customary course. Nevada has used its best efforts to preserve the goodwill associated with it and its assets, both tangible and intangible.

      (q) Compliance with Laws. Nevada is conducting its business in material compliance with all applicable laws, rules and regulations of the United States of America and of the State of Nevada and all municipalities thereof in which its business is carried on, is not in material breach of any such laws, rules or regulations and is duly licensed, registered or qualified in the State of Nevada and all municipalities thereof in which Nevada carries on its business to enable its business to be carried on as now conducted and its assets to be owned, leased and operated, and all such licenses, registrations and qualifications are valid and subsisting and in good standing and none of the same contains any term, provision, condition or limitation which has or may have a material adverse effect on the operation of its business or which may be affected by the completion of the transactions contemplated hereby.

     (r) No Guarantees etc. Nevada is not a party to or bound by any agreement of guarantee, indemnification, assumption or endorsement or any like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any Person.

     (s)  Tax Matters Regarding Nevada.

          (i) Nevada has made true and timely filings of all federal, state and local tax returns respecting taxes to which it is subject.

          (ii) Subject to an alternative final determination at the instance of applicable taxing authorities, the tax liability of Nevada is as indicated in its tax returns and Nevada has made timely payment of the taxes (including interest and penalties thereon) shown in those returns and any subsequent assessments, reassessments or determinations thereof.

          (iii)Subject to an alternative final determination at the instance of applicable taxing authorities, Nevada has no liability, contingent or otherwise, for any taxes except for taxes not now due and payable with respect to ordinary operations of Nevada during the current fiscal period. Nevada will pay, in full, all instalments of taxes in respect of the current fiscal period. Nevada has adequate reserves for taxes payable for the current period for which tax returns are not yet required to be filed.

          (iv) Nevada has paid all applicable property and business taxes and has collected and remitted all sales, use or consumption taxes. Nevada has withheld and remitted, as required by law, all payments made to non-residents and applicable payroll taxes and deductions including without limitation local state and Federal tax filings, and any interest or penalties related thereto.

          (v) There are no agreements, waivers or other arrangements with any tax authority providing for an extension of time with respect to the filing of any return, election or designation by, or any payment of any amount by or governmental charge against Nevada with respect to the issuance of any assessment or reassessment of any tax.

     (t) Non-Violation. The entering into of this Agreement and the consummation of transactions contemplated herein do not and will not conflict with, or result in a breach of, or constitute a default under the terms or conditions of any constating document of Nevada, any by-laws, any court or administrative order or process, any agreement or instrument to which Nevada is a party or by which it is bound.

     (u) Benefits. Nevada does not have, and is not subject to any present or future obligation or liability under, any pension plan, deferred compensation plan, retirement income plan, stock option or stock purchase plan, profit sharing plan, bonus plan or policy, employee group insurance plan, hospitalisation plan, disability plan or other employee benefit plan, program, policy or practice, formal or informal, with respect to any of its employees.

     (v) Disclosure. The representations and warranties of Nevada in this Agreement are true, complete and correct in all material respects and do not contain any untrue or misleading statement of a material fact.

                           ARTICLE VI
     NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES

6.1 All representations and warranties contained in this Agreement on the part of each of the Parties shall survive the Closing for a period of eighteen (18) months from the Closing Date, after which time, if no claim shall have been made against a Party with respect to any incorrectness in or breach of any representation or warranty, that Party shall have no further liability under this Agreement with respect to the representation or warranty.

6.2 All statements contained in any certificate or other instrument delivered by or on behalf of Party pursuant to or in connection with the transactions contemplated by this Agreement shall be deemed to be made by such Party under this Agreement.

                           ARTICLE VII
                            COVENANTS

7.1  Conduct of Canada Business Prior to Closing.  During the
Interim Period, Canada and the Major Shareholders shall:

     (a) Conduct Business in Ordinary Course. Except as otherwise contemplated or permitted by this Agreement, conduct the Canada Business diligently and prudently and shall not, without the prior written consent of Nevada, such consent not to be unreasonably withheld, enter into any contracts, agreements, commitments or leases, or undertake any activity (including the allotment or issuance of any further shares or securities of Canada) except in the ordinary course of the Canada Business;

     (b) Continue Insurance. Continue in full force all existing insurance policies;

     (c) Comply with Laws. Comply with all laws applicable to Canada and the Canada Business;

     (d) Corporate Existence. Make all requisite filings to continue its existence under the Business Corporations Act (Ontario).

     (e) Maintain Permits. Apply for, maintain in good standing and renew all Permits, licenses and registrations necessary to enable it to carry on the Canada Business as now conducted; and

     (f) Distributions. Not pay any amount or dividend or otherwise make any distribution to its shareholders or any non-arm's length Person without the prior written consent of Nevada.

7.2  Conduct of Nevada Prior to Closing.  During the Interim
Period, Nevada shall:

     (a)  Comply with laws.  Comply with all laws applicable to Nevada;

     (b) Distributions. Not pay any amount or dividend or otherwise make any distribution to its shareholders or any non-arm's length Person without the prior written consent of Canada,

     (c) Issuer Status and Corporate Existence. Make all requisite filings with the NASD Regulation
          Inc. and the Securities and Exchange
          Commission and maintain issuer status within the State of Nevada; and

     (d) Maintain Permits. Apply for, maintain in good standing and renew all Permits, licenses and registrations necessary to enable it to carry on its business as now conducted.

7.3 Access for Investigation. Nevada and Canada shall permit the other's Authorised Representatives, until the Closing Date, to have reasonable access during normal business hours to their respective premises and their respective Records to enable confirmation of the accuracy of the Records and the matters represented and warranted in Articles III and IV.

7.4 Confidentiality. Until the Closing Date and, in the event of the termination of this Agreement without the completion of the transactions contemplated hereby, each of the Parties shall thereafter, use its best efforts to keep confidential and not use for its own purpose (other than as contemplated by this Agreement) any information obtained from the other Party with respect to the other Party's affairs. If this Agreement is terminated, all documents, working papers and other written material obtained by the Party from the other Party in connection with this Agreement and not previously made public (and all copies thereof) shall be returned to the other Party promptly after such termination.

The obligation of each of the Parties to keep confidential and not use any information shall not apply to information which:

          (i) becomes generally available to the public other than as a result of disclosure by the Party or its representatives in violation of this Agreement;

          (ii) was available to the Party on a non-confidential basis prior to its disclosure by that Party or its Authorised Representatives; or
          (iii)the Party is required by law to disclose.

7.5  Closing Documents.  The Ancillary Agreements and the
Conveyance Documents shall be executed and delivered by the Parties thereto at the Closing Time.

7.6 Corporate Proceedings. On or before the Closing Date, each Party (which is a corporation) shall provide to the other Parties certified copies of all necessary proceedings and resolutions, corporate or otherwise, and all other necessary actions, corporate or otherwise, authorising the execution and delivery of this Agreement and the matters contemplated in it.

7.7 Actions to Satisfy Closing Conditions. Each Party shall take all such actions as are within its power to control, and shall use reasonable commercial efforts to cause other actions to be taken which are not within its power to control, so as to ensure compliance with any conditions set forth in this Agreement which are for the benefit of itself or any other Party.

                           ARTICLE VIII
                    NEVADA BOARD OF DIRECTORS

8.1 Directors. On the Closing Date the Nevada directors and officers will resign from Nevada and the Canada Shareholders will cause a new slate of directors and officers to be appointed at that time.


                            ARTICLE IX
                      CONDITIONS OF CLOSING

9.1 Conditions for Nevada's Benefit. Nevada shall not be obliged to complete the Share Exchange unless, on the Closing Date, each of the following conditions shall have been satisfied:

     (a) Accuracy of Representations. The representations and warranties of the Canada Shareholders set forth in
          Article III shall be true and correct in all material respects at the Closing, except as those representations and warranties may be affected by the occurrence of events or transactions expressly contemplated and permitted by this Agreement, including, without limitation, those in the ordinary course of business, and Nevada shall have received a certificate from the Canada Shareholders confirming the foregoing;

     (b) Performance of Obligations. Canada and the Canada Shareholders shall have performed all of the obligations hereunder to be performed by them at or prior to the Closing and Canada and the Canada Shareholders shall not be in breach of any agreement on their part contained herein;

     (c) Deliveries. Canada and the Canada Shareholders shall have delivered or caused to be delivered to Nevada the Conveyance Documents, and shall deliver up to Nevada possession of not less than 50.1% of the Canada Shares, free and clear of any Encumbrances;

     (d) Regulatory Approval. The Regulatory Approval shall have been obtained or given, as the case may be, on or before the Closing Time;

     (e) Completion of Investigations. The investigations and assessments contemplated in section 7.3 shall have been completed and Nevada shall be satisfied with the results of such investigations and assessments including, without limitation, the accuracy of the Records and matters represented and warranted in Article III;

     (f) Consents, Authorisations and Registrations. All consents, approvals, orders and authorisations of, from or notifications to any Persons or Governmental Authorities required in connection with the completion of any of the transactions contemplated by this Agreement, the execution of this Agreement, the Closing or the performance of any of the terms and conditions of this Agreement shall have been obtained on or before the Closing Date;

          There shall be no injunction or order issued preventing, and no pending or threatened claim, action, litigation or proceeding, judicial or administrative, or investigation against any Party by any Governmental Authority or Person for the purpose of enjoining or preventing the consummation of this Agreement, or otherwise claiming that this Agreement or the consummation thereof is improper or would give rise to proceedings under any statute or rule of law;

     (g) No Loss. During the Interim Period, there has been no material damage to the assets of Canada or the Canada
          Business by fire or other peril, whether or not such damage is covered by insurance;

      (h) No Material Changes. There shall have been no material adverse changes in the Canada Business, assets or financial condition of Canada during the Interim Period; and

     (i) Cancellation of Shareholders' Agreement. Immediately prior to the Closing the Major Shareholders and Canada shall cancel the Shareholders' Agreement.

          If any one or more of the foregoing conditions shall not have been fulfilled on or before the Closing Date, Nevada may terminate this Agreement by notice in writing to the other Parties in which event Nevada shall be released from all obligations under this Agreement and (unless Nevada can show that the condition relied upon could reasonably have been performed by the other Parties) the other Parties shall also be released from all obligations hereunder; provided, however, that Nevada shall be entitled to waive compliance with any one or more of such conditions in whole or in part if it shall see fit to do so, without prejudice to its rights of termination in the event of the non-fulfilment of any other condition in whole or in part.

9.2  Conditions for the Benefit of the Canada Shareholders.  The
Canada Shareholders shall not be obliged to complete the Share
Exchange unless, on the Closing Date, each of the following conditions shall have been satisfied:

     (a) Accuracy of Representations. The representations and warranties of Nevada set forth in Article V shall be true and correct in all material respects at the Closing, except as those representations and warranties may be affected by the occurrence of events or transactions expressly contemplated and permitted by this Agreement and the Canada Shareholders shall have received a certificate from Nevada confirming the foregoing;

     (b) Performance of Obligations. Nevada shall have performed all of the obligations hereunder to be performed by them at or prior to the Closing including, without limitation, the covenants contained in section 7.2 hereof and Nevada shall not be in breach of any agreement on their part contained herein;

     (c) Deliveries. Nevada shall have delivered or caused to be delivered to Canada Shareholders possession of the Nevada Shares, free and clear of any Encumbrances;

     (d)  Shareholders Approval and Regulatory Approval.  The
          Shareholder Approval and the Regulatory Approval shall have been obtained, completed or given, as the case may be, on or before the Closing Time;

     (e) Completion of Investigations. The investigations and assessments contemplated in section 7.3 shall have been completed and the Canada Shareholders shall be satisfied with the results of such investigations and assessments including, without limitation, the accuracy of the Records and matters represented and warranted in Article V;

     (f) No Loss. During the Interim Period, there has been no material damage to the assets of Nevada by fire or other peril, whether or not such damage is covered by insurance;

     (g) Consents, Authorisations and Registrations. All consents, approvals, orders and authorisations of, from or notifications to any Persons or Governmental Authorities required in connection with the completion of any of the transactions contemplated by this Agreement, the execution of this Agreement, the Closing or the performance of any of the terms and conditions of this Agreement shall have been obtained on or before the Closing Date.

          There shall be no injunction or order issued preventing, and no pending or threatened claim, action, litigation or proceeding, judicial or administrative, or investigation against any Party by any Governmental Authority or Person for the purpose of enjoining or preventing the consummation of this Agreement, or otherwise claiming that this Agreement or the consummation thereof is improper or would give rise to proceedings under any statute or rule of law.

     (h) Issuer Certificate. Nevada shall have delivered to Canada a Certificate from the Secretary of State of the State of Nevada evidencing Nevada's good standing as a corporation incorporated in the State of Nevada; and

     (i) No Material Changes. There shall have been, in the reasonable opinion of the Canada Shareholders, no material adverse changes in the assets or financial condition of Nevada during the Interim Period. For the purposes of this subsection, the term "material adverse change" shall mean any change in the assets, liabilities or financial condition of Nevada that may, in the reasonable opinion of Canada Shareholders involve material reduction, damage, risk to or destruction of the assets, whether or not the change is covered by insurance.

          If any one or more of the foregoing conditions shall not have been fulfilled on or before the Closing Date, the Canada Shareholders may terminate this Agreement by notice in writing to Nevada in which event the Canada Shareholders shall be released from all obligations under this Agreement and (unless the Canada Shareholders can show that the condition relied upon could reasonably have been performed by Nevada) Nevada shall also be released from all obligations hereunder; provided, however, that the Canada Shareholders shall be entitled to waive compliance with any one or more of such conditions in whole or in part if they shall see fit to do so, without prejudice to their rights of termination in the event of the non-fulfilment of any other condition in whole or in part.

                            ARTICLE X
                         INDEMNIFICATION

10.1 Mutual Indemnification's for Breaches of Warranty, etc. Subject to section 10.2, Nevada hereby covenants and agrees with Canada and the Canada Shareholders and Canada and the Canada Shareholders hereby covenant and agree with Nevada (the parties covenanting and agreeing to indemnify another party under this
Article 10.1 are hereinafter individually referred to as an "Indemnifying Party" and the parties that are being indemnified by another Party under this Article 10.1 are hereinafter individually referred to as an "Indemnified Party") to indemnify and save harmless the Indemnified Party, effective as and from the Closing Time, from and against any Claims which may be made or brought against the Indemnified Party and/or which it may suffer or incur as a result of, or arising out of any non-fulfilment of any covenant or agreement on the part of the Indemnifying Party under this Agreement or any Ancillary Agreement or any incorrectness in or breach of any representation or warranty of the Indemnifying Party contained in this Agreement or any Ancillary Agreement. For greater certainty the parties hereto agree that they shall not in any event look to the Major Shareholders for indemnification, in whole or in part, in respect of any claims which may be made or brought against the Indemnified Party and or which it may suffer or incur as a result of or arising out of any non-fulfilment of any covenant or agreement hereunder or in any Ancillary Agreement or incorrectness in or breach of any representation and warranty contained in this Agreement or any Ancillary Agreement.

10.2 Limitation on Mutual Indemnification. The indemnification obligations of each of the Parties pursuant to section 10.1 shall be subject to the following:

     (a) the applicable limitation mentioned in Article VI respecting the survival of the representations and warranties of the Parties;

     (b) the indemnity obligations under section 10.1 shall survive for a period of (18) eighteen months from the Closing Date; and

     (c) there shall be no limit as to amount in respect of breaches of the representations and warranties of the Parties other than as specifically limited by the provisions of this section; an Indemnifying Party shall not be required to indemnify an Indemnified Party until the aggregate Claims sustained by that Indemnified Party exceeds a value of $50,000.

10.3 Procedure for Indemnification. The following provisions shall apply to any Claims for which an Indemnifying Party may be obligated to indemnity an Indemnified Party pursuant to this Agreement:

(a) upon receipt from a third party by the Indemnified Party of notice of a Claim or the Indemnified Party becoming aware of a Claim in respect of which the Indemnified Party proposes to demand indemnification from the Indemnifying Party, the Indemnified Party shall give notice to that effect to the Indemnifying Party with reasonable promptness, provided that failure to give such notice shall not relieve the Indemnifying Party from any liability it may have to the Indemnified Party except to the extent that the Indemnifying Party is prejudiced thereby;

(b) in the case of Claims arising from third parties, the Indemnifying Party shall have the right by notice to the Indemnified Party not later than 30 days after receipt of the notice described in paragraph (a) above to assume the control of the defence, compromise or settlement of the Claims, provided that such assumption shall, by its terms, be without costs to the Indemnified Party and the Indemnifying Party shall at the
  Indemnified Party's request furnish it with reasonable security against any costs or other liabilities to which it may be or become exposed by reason of such defence, compromise or settlement;

(c) upon the assumption of control by the Indemnifying Party as aforesaid, the Indemnifying Party shall diligently proceed with the defence, compromise or settlement of the Claims at its sole expense, including employment of counsel and, in connection therewith, the Indemnified Party shall co-operate fully, but at the expense of the Indemnifying Party, to make available to the Indemnifying Party all pertinent information and witnesses under the Indemnified Party's control, make such assignments and take such other steps as in the opinion of counsel for the Indemnifying Party are necessary to enable the Indemnifying Party to conduct such defence; provided always that the Indemnified Party shall be entitled to reasonable security from the
Indemnifying Party for any expense, costs or other liabilities to which it may be or may become exposed by reason of such co-operation; and,

(d) should the Indemnifying Party fail to give notice to the Indemnified Party as provided in paragraph (b) above, the Indemnified Party shall be entitled to make such settlement of the Claims as in its sole discretion may appear advisable, and such settlement or any other final determination of the Claims shall be binding upon the Indemnifying Party.

                            ARTICLE XI
                       CLOSING ARRANGEMENTS

11.1 Closing. The Closing shall take place at the offices of Arter & Hadden LLP at 5 Park Plaza, Suite 1000, Irvine, CA, 92614-8528; at the Closing Time on the Closing Date.

11.2 Closing Procedures.  At the Closing Time:

     (a) Nevada shall issue and deliver to the Canada Shareholders possession of the shares of Nevada as set forth in section 2.2;

     (b)  the Canada Shareholders shall deliver up to Nevada the Canada
          Shares; and

     (c) the Parties shall take or shall have taken, as the case may be, the other actions contemplated to be taken by them at or before the Closing contemplated in this Agreement, such as cancellation of the control block and change of the board of directors of Nevada.

11.3 No Broker. Each of the Parties represents and warrants to the other that all negotiations relating to this Agreement and the transactions contemplated by this Agreement have been carried on between them directly, without the intervention of any other party in such manner as to give rise to any valid claim against any of the Parties for a brokerage commission, finder's fee or other like payment.

11.4 Non-Waiver. No investigations made by or on behalf of Nevada and the Canada Shareholders at any time shall have the effect of waiving or diminishing the scope of or otherwise affecting any representation, warranty or indemnity made by or imposed upon the Parties pursuant to this Agreement.

                           ARTICLE XII
                             GENERAL

12.1 Termination.

(a)  This Agreement may be terminated at any time prior to the Closing Date:

     (i)  by the mutual agreement of the Parties; or,

     (ii) by either Party if:

          (a) the Share Exchange shall not have been completed by May 15, 1999 (or such other date, if any, as the Parties shall have agreed in writing), if the failure to complete such purchase and sale on or before such date is not caused by any breach of this Agreement by the Party electing to terminate; or,

          (b) the Share Exchange would violate any non-appealable final order, decree or judgement of any court or governmental body having competent jurisdiction.

(b) If this Agreement is terminated by a Party under subsection 12.1(a), such termination shall be without liability of any of the Parties to the other Parties, or to any of their shareholders, directors, officers, employees, agents, consultants or representatives provided that if such termination shall result from the wilful failure of the Party to fulfil a condition to the performance of the other Parties or to perform a covenant of this Agreement or from a wilful breach by the Party to this Agreement, the Party shall be fully liable for any and all damages, costs and expenses (including, but not limited to, reasonable counsel fees and disbursements) sustained or incurred by the other Parties.

12.2 Expenses. Except as otherwise specified herein, all costs and expenses (including the fees and disbursements of accountants and legal counsel) incurred in connection with this Agreement and completion of the transactions contemplated by this Agreement shall be paid by the Party incurring those expenses.

12.3 Time of Essence. Time shall be of the essence in all respects of this Agreement.

12.4 Notices. Any notice or other communication which is required or permitted to be given or made by one Party to the others hereunder shall be in writing and shall be either:

(a)  personally delivered to such Parties; or

(b)  sent by facsimile.

     Any notice shall be sent to the intended recipient at its address as follows:

     to Nevada at:  Mr. Leonard Burningham
                    Hermes Building
                    Suite 205, 455East 5th South
                    Salt Lake City, Utah
                    84111-3323
                    Fax: (801)355-7126

     to Canada at:  Mr. David Pamenter                Mr. Stewart Somers
                    Gowling's                         Centraxx Corp.
                    Commerce Court W. Suite 4900      2700 Argentia Rd.#1000
                    Toronto, Ont.                     Mississauga, Ont.
                    M5L 1J3                           L5N 5V4
                    Fax: (416)862-7661                Fax:(905)814-0029

or at such other address as any Party may from time to time advise the others by notice in writing. Any notice given by personal delivery shall be deemed to have been received on the date of delivery. Any notice sent by facsimile or similar method of recorded communication shall be deemed to have been received on the next Business Day following the date of its transmission.

12.5 Further Assurances. The Parties shall with reasonable diligence do all things and provide all reasonable assurances as may be required to complete the transactions contemplated by this Agreement, and each Party shall provide such further documents or instruments required by any other Party as may be reasonably necessary or desirable to give effect to this Agreement and carry out its provisions, whether before or after the Closing.

12.6 Public Notice. All public notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and co-ordinated by the Parties and no Party shall act unilaterally in this regard without the prior written approval of the other Parties, such approval not to be unreasonably withheld


12.7 Amendment and Waiver. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provision (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

12.8 Assignment. This Agreement and the rights or obligations hereunder or thereunder are not assignable by any Party without the prior written consent of the other Parties, which consent shall not be unreasonably withheld. This Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.

12.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12.10 Counterparts. This Agreement may be executed by the Parties in one or more counterparts, including by facsimile, each of which when so executed and delivered shall be an original and such counterparts shall together constitute one and the same instrument.

12.11 Default. In the event of default the prevailing party shall be entitled to reasonable attorney's fees and related costs of court..

12.12 Waiver of Right to Contest Validity of Outstanding Stock of Nevada. Centraxx and Centraxx shareholders agree not to challenge the validity or legality of any of Nevada's outstanding shares that are issued and outstanding immediately prior to the Closing of this Agreement, except to the extent that such issuance is inconsistent with representations set forth in Section 5.1(h) hereof

          IN WITNESS WHEREOF this Agreement has been executed by the Parties each as of the day and year first before written.


          DATED as of the 18th day of May, 1999.



                              CENTRAXX CORP.


                              Per:/s/
                               Authorised Signing Officer


                              COMPOSITE DESIGN, INC.


                              Per:/s/David C. Merrell
                              Authorised Signing Officer



MAJOR SHAREHOLDERS;


HEARTLAND TRUST                    PALTRAC INTERNATIONAL
CORPORATION



Per:/s/                            Per:/s/




FRANKOPAN & CO. INC.               WORLDWIDE
                                   CONSULTING SERVICES INC.


Per:/s/                            Per:/s/



CHAMPION BUSINESS SERVICES INC.


Per:/s/

                          SCHEDULE 1.1
                          DEFINITIONS


"Affiliate" and "Associate" means an "affiliate" and "associate", respectively, as those terms are defined in the Business Corporations Act, (Ontario), as amended on the date hereof.

"Agreement" means this Agreement and any instrument supplemental or ancillary to it.

"Ancillary Agreements" means all documents, agreements, certificates and instruments to be executed or delivered by any Person under this Agreement including the Conveyance Documents.

"Authorised Representatives" means employees, agents, counsel, accountants and other representatives.

"Business Day" means any day other than a Saturday, Sunday or statutory holiday in the Province of Ontario.

"Canada Business" means Canada's business of research and development.

"Canada " means Centraxx Corp.

"Canada Records" means Canada's books, records, files, including business and financial records, documentation and information, whether in writing or stored in any retrieval system or database.

"Canada Shares" means issued and outstanding common shares of Canada.

"Capital Expenditures" means expenditures which, in accordance with Canadian generally accepted accounting principles consistently applied, are chargeable to capital or fixed assets accounts and includes expenditures in connection with the acquisition by purchase, erection or construction of lands, fixed assets, plant, machinery and/or equipment, whether fixed or moveable.

"Claims" means claims, demands, actions, causes of action, damages, losses, costs, fines, penalties, interest, liabilities and expenses, including, without limitation, reasonable legal fees.

"Closing," means the completion of the Share Exchange pursuant to this Agreement.

"Closing Date" means such dates and times as the parties hereto may mutually agree, but in no event later than May 15, 1999.

"Closing Time" means 10:00 a.m. (Los Angeles Time) on the Closing Date or such other time on the Closing Date as may be agreed to by the Parties.

"Restricted Securities" means securities that fall under Rule 144 of the United States Securities and Exchange Commission.

"Conveyance Documents" means all bills of sale, assignments, instruments of transfer, assurances, consents, and other documents as shall be necessary to effectively transfer to Nevada the Canada Shares.

"Encumbrances" means any mortgage, charge, pledge, hypothec, lien, encumbrance, restriction, option, right of others or security interest of any kind.

"Governmental Authorities" means any applicable Canadian or non-Canadian federal, provincial and municipal agency, ministry, Crown Corporation, department, inspector and official.

 "Interim Period" means the period commencing on the date of this Agreement and ending immediately before the opening of business on the Closing Date.

"Nevada Financial Statements" means the financial statements of Nevada attached as Schedule "B"

"Nevada Records" means Nevada books, records, files including business and financial records, documentation and information, whether in writing or stored in any retrieval system or database.

"Nevada Shares" means  common shares of Nevada.

"Parties" means the parties to this Agreement and "Party" means any one of them.

"Permits" means authorisations, registrations, permits, approvals or licenses that can be issued or granted by Governmental Authorities.

"Person" means an individual, body corporate, partnership, trustee, trust, unincorporated association, executor, administrator or legal representative.

"Records" means the business and financial records of Canada and business and financial records of Nevada.

"Regulatory Approval" means the approvals and consents of NASD Regulation Inc. and any other approvals or consents of Governmental Authorities that are required to complete the Share Exchange.

"Share Exchange" has the meaning attributed to it in section 2.2.

"Shareholder Agreement" means the agreement among the Major Shareholders and Canada made the 2nd day of September 1997.

"Shareholder Approval" means the concurrence by the shareholders of Nevada to approve any resolution required to complete the transaction contemplated herein.

                            SCHEDULE A

Centraxx Corp
Awarded Stock Options
As at April 30, 1999
                                               Estimated
                Vesting    Yearly     Total    Number of   Total
                  Date    Amount of Amount of    Days    Amount of
             per Contract  Options   Options    Vested    Options   Exercise
 Name    or Understanding  Awarded   Awarded  to April 30  Vested     Price
[S]          [C]         [C]       [C]        [C]        [C]      [C]
Ron Roberge    Nov 2/98       5000                  385   5000        1.00
               Nov 2/99      10000                  178   4877  9877  1.00
               Nov2/2000     15000                                    1.00
                             30000     30000

Daniel Brunt   Nov 23/98      5000                  365   5000        1.00
               Nov 23/99     10000                  158   4329  9329  1.00
               Nov 23/2000   15000                                    1.00
                             30000     30000

Dennis Deller  Feb 1/99       5000                  365   5000        1.00
               Feb l/2000    10000                   89   2438  7438  1.00
               Feb l/2001    15000                                    1.00
                             30000     30000

Quang Vu       Feb 8/99       5000                  365   5000        1.00
               Feb 9/2000    10000                   81   2219  7219  1.00
               Feb 9/2001    15000                                    1.00
                             30000     30000

Paul Sawyer    March 9/99    10000                  356   9753        1.00
               March 9/2000  15000                   52   2137 11890  1.00
               Narch 9/2001  20000                                    1.00
                             45000     45000

Thorogood
Technologies   April 12/99   15000                  365 15000  15000  1.00
               April 12/2000 15000                   18   740         1.00
               April 12/2001 20000                                    1.00
                             50000     50000

Frank Evans    Sept 7/99     10000                  233  6384   6384  1.00
               Sept 7/2000   15000                                    1.00
               Sept 7/2001   20000                                    1.00
                             45000     45000

Michael Kravets 5000 Nov1/99  5000                  180  2466   2466  1.00
              5000 Nov1/2000 10000                                    1.00
              5000 Nov1/2001 15000                                    1.00
                             30000     30000

Jeff Wollford   Sept 2/99    25000                  239 16370  16370  1.00
                Sept 2/2000  30000                                    1.00
                Sept 2/2001  35000                                    1.00
                             90000     90000

Ruby Archer   5000 Oct 1/99   5000                  208  2849   2849  1.00
              5000 Oct 1/2000 5000                                    1.00
              5000 Oct 1/2001 5000                                    1.00
                             15000     15000

Gina Westwood   Nov 11/98     5000                  365  5000         1.00
                Nov 11/99     5000                  167  2288   7288  1.00
                Nov 11/2000   5000                                    1.00
                             15000     15000

Van Duong    5000 Nov 16/98   5000                  365  5000         1.00
             5000 Nov 16/99   5000                  163  2233   7233  1.00
             5000 Nov 16/2000 5000                                    1.00
                             15000     15000

Stewart Somers   30-Sep-98   25000                      25000         1.00
                 31-Dec-98   12500                      12500         1.00
                   3/31/99   12500                   90 12500  50000  1.00
                   6/30/99   12500                   30  4167         1.00
                   9/30/99   12500                                    1.00
                  12/31/99   12500                                    1.00
                   3/31/00   12500                                    1.00
                   6/30/00   12500                                    1.00
                   9/30/00   12500                                    1.00
                  12/31/00   12500                                    1.00
                   3/31/01   12500                                    1.00
                   6/30/01   12500                                    1.00
                   9/30/01   12500                                    1.00
                            175000    175000

Michael St. Eve.
           50000 Sept 7/99   50000                  234 32055  32055  1.00
               Sept 7/2000   50000                                    1.00
               Sept 7/2001   50000                                    1.00
                            150000    150000

Brian De Champlain
           50000 Sept 2/98   50000                  365 50000         1.00
                 Sept 2/99   50000                  239 32740  82740  1.00
               Sept 2/2000   50000                                    1.00
                            150000    150000

Frank Gerlach
           50000 Sept 2/98   50000                  365 50000         1.00
                 Sept 2/99   50000                  239 32740  82740  1.00
               Sept 2/2000   50000                                    1.00
                            150000    150000

Bob Hill   35000 Sept 2/98   30000                  365 30000         1.00
           35000 Sept 2/99   35000                  239 22918  52918  1.00
           35000 Sept 2/2000 40000                                    1.00
                            105000    105000

Chuck Courson    Sept 2/98   35000                  365 35000         1.00
                 Sept 2/99   40000                  239 26192  61192  1.00
               Sept 2/2000   45000                                    1.00
                            120000    120000

Danny Wong          Mar-99    5000                   30   411
                    Mar-00   10000
                    Mar-01   15000
                             30000     30000

Randy Petrie        Mar-99    5000                   30   411
                    Mar-00   10000
                    Mar-01   15000
                             30000     30000

Brian Rutherford
          10000 Sept 14/99   10000                  225  6164   6164  1.00
        10000 Sept 14/2000   10000                                    1.00
        10000 Sept 14/2001   10000                                    1.00
                             30000     30000

TOTAL AWARDED AND VESTED AT
APRIL 30/99                          1365000                  471151

Vested amounts and related dates is based on the current employment or service agreements.
Any upward corrections to the award has been identified by *
In the absence of formal agreements, the award is to be vested quarterly commencing March 31; accordingly, the expiry dates for non contractual vestings will be March 31, June 30, Sept 30 and Dec 31

                            SCHEDULE B
See the 10-KSB Annual Report filed with the Securities and Exchange
Commission.

                            SCHEDULE C
STATEMENT OF FINANCIAL POSITION
AS AT MARCH 31,1999, DECEMBER 31,1998 and 1997
(in Cdn $)

ASSETS
                                31 -Mar-99 31 -Dec-98  31 -Dec-97
Cash                                 3,319    (28,323)      1,893
Deposits and Prepaid Expenses       44,831     29,832      19,379
Capital Assets at net book value
(note 3)                           355,119    380,520     492,202
Patent Costs                        22,561     22,561      16,925
Incorporation and Other Assets       1,000      1,000      55,500
TOTAL ASSETS                       426,830    405,590     585,899

LIABILITIES

Accounts Payable and Accrued Costs 374,990    444,361      76,146
Taxes Payable and Other Employee
Deductions                          92,510     52,016      11,909
                                   467,500    496,377      88,055
SHAREHOLDERS' EQUITY
Paid Up Share Capital (note 5)   3,126,740  2,399,185     869,293
Deficit                         (3,167,410)(2,489,972)   (371,449)
                                   (40,670)   (90,787)    497,844
TOTAL                              426,830    405,590     585,899

See accompanying notes to the financial statement

CENTRAXX CORP
STATEMENT OF LOSS
FOR THE PERIOD FROM SEPTEMBER 2,1997 TO MARCH 31,1999
(in Cdn $)

                       3 months ending   12 months to  From September 2, 1997
                            31 -Mar-99     31-Dec-98   to December 31, 1997
General and administrative costs
Advertising and promotion        38,095      153,905        19,546
Management fees                  77,500      210,000        45,000
Professional fees                47,550       70,838        75,970
Rent                             37,375      159,634        63,000
Paltrac                              0        80,346
Depreciation                     25,401      101,606        25,906
Salaries and other office       195,200      341,625        13,815
                                421,121    1,117,954       243,237
Research and development costs
Manpower                        190,356      644,323        79,705
Materials                        20,128      159,030         7,266
Expenses                         45,833      197,216        41,241
                                256,317    1,000,569       128,212
Total loss for the period       677,438    2,118,523       371,449
Deficit, at the beginning of
the year                      2,489,972      371,449             0
Deficit, at the end of the
year                          3,167,410    2,489,972       371,449